UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

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Raven Industries, Inc.

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CNH Industrial N.V.

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CNH Industrial to acquire Raven Industries, enhancing precision agriculture capabilities and scale

London/Sioux Falls, June 21, 2021

CNH Industrial N.V. (NYSE: CNHI / MI: CNHI) today announced that it has entered into an agreement to acquire 100% of the capital stock of Raven Industries, Inc. (NASDAQ: RAVN), a US-based leader in precision agriculture technology for US$58 per share, representing a 33.6% premium to the Raven Industries 4-week volume-weighted average stock price, and US$2.1 billion Enterprise Value. The transaction will be funded with available cash on hand of CNH Industrial. Closing is expected to occur in the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including approval of Raven shareholders and receipt of regulatory approvals.

The acquisition builds upon a long partnership between the two companies and will further enhance CNH Industrial’s position in the global agriculture equipment market by adding strong innovation capabilities in autonomous and precision agriculture technology.

“Precision agriculture and autonomy are critical components of our strategy to help our agricultural customers reach the next level of productivity and to unlock the true potential of their operations,” said Scott Wine, Chief Executive Officer, CNH Industrial. “Raven has been a pioneer in precision agriculture for decades, and their deep product experience, customer driven software expertise and engineering acumen offer a significant boost to our capabilities. This acquisition emphasizes our commitment to enhance our precision farming portfolio and aligns with our digital transformation strategy. The combination of Raven’s technologies and CNH Industrial’s strong current and new product portfolio will provide our customers with novel, connected technologies, allowing them to be more productive and efficient.”

“Our Board and Management are excited about this partnership and what it means for our future,” said Dan Rykhus, President & Chief Executive Officer for Raven Industries. “For 65 years, our company has been committed to solving great challenges. Part of that commitment includes delivering groundbreaking innovation by developing and investing in our core capabilities and technology. By coming together with CNH Industrial, we believe we will further accelerate that path as well as bring tremendous opportunities and value to our customers — once again fulfilling our purpose to solve great challenges. Our relationship with CNH Industrial has expanded over decades, and we have a deep respect for one another and a shared commitment to transform agriculture practices across the world. We look forward to CNH Industrial leveraging the Raven talent and culture, as well as the Sioux Falls community, as part of their vision and future success.”

“Raven Industries’ capabilities, innovation culture, entrepreneurial spirit and engineering talent are impressive and will continue to thrive as part of the CNH Industrial family. Sioux Falls is and will continue to be a true center of excellence,” added Wine. “We are incredibly excited to collaborate in bringing our customers more integrated precision and autonomous solutions, not only to improve productivity and profitability, but also promote more sustainable solutions and environmental stewardship. Together, our teams will create a stronger business for our employees, dealer network, and customers, enabling us to shape the future of agriculture, augment our world-leading sustainability credentials, and maximize our growth opportunities.”

Headquartered in Sioux Falls, South Dakota, Raven Industries is organized into three business divisions: Applied Technology (precision agriculture), Engineered Films (high-performance specialty films) and Aerostar (aerospace) with consolidated net sales of US$ 348.4 million for the twelve months ended January 31, 2021. The company is a global technology partner for key strategic OEMs, agriculture retailers and dealers. The transaction is expected to generate approximately US$400 million of run-rate revenue synergies by calendar year 2025, resulting in US$150 million of incremental EBITDA from synergies.

The Engineered Films and Aerostar segments are industry leaders in the high performance specialty films and stratospheric platform industries, respectively, and CNH Industrial believes they represent attractive independent businesses with excellent near and long-term potential. Accordingly, CNH Industrial plans to undertake a strategic review of each business to best position them for future success and maximize shareholder value.

CNH Industrial does not expect the proposed acquisition will have any impact on its guidance for 2021. The acquisition is expected to be funded with Group consolidated cash1 not affecting third party debt of industrial activities2. Cash consideration for the transaction is not included in the free cash flow definition, and consequently it will not affect its free cash flow guidance for the FY 2021E.

Barclays and Goldman Sachs acted as financial advisors to CNH Industrial and Sullivan & Cromwell LLP as its legal advisor. J.P. Morgan Securities LLC acted as financial advisor to Raven and Davis Polk & Wardwell LLP as its legal advisor.

[1]	Consolidated cash refers to Cash and Cash Equivalents of the Group, which amounted to $7.1 billion at the end of March 2021
[2]	Third party debt of Industrial Activities amounted to $6.3 billion at the end of March 2021

Conference Call

CNH Industrial will host an investor conference call today at 2:30 p.m. CEST/ 1:30 p.m. BST/ 8:30 a.m. EDT to discuss this transaction. The call can be followed live online at this link and a recording will be available later on the Company’s website www.cnhindustrial.com. A presentation will be made available on the CNH Industrial website prior to the call.

About CNH Industrial

CNH Industrial N.V. (NYSE: CNHI /MI: CNHI) is a global leader in the capital goods sector with established industrial experience, a wide range of products and a worldwide presence. Each of the individual brands belonging to the Company is a major international force in its specific industrial sector: Case IH, New Holland Agriculture and Steyr for tractors and agricultural machinery; Case and New Holland Construction for earth moving equipment; Iveco for commercial vehicles; Iveco Bus and Heuliez Bus for buses and coaches; Iveco Astra for quarry and construction vehicles; Magirus for firefighting vehicles; Iveco Defence Vehicles for defence and civil protection; and FPT Industrial for engines and transmissions. More information can be found on the corporate website: www.cnhindustrial.com

About Raven Industries, Inc.

Raven Industries (NASDAQ: RAVN) provides innovative, high-value products and systems that solve great challenges throughout the world. Raven is a leader in precision agriculture, high-performance specialty films, and aerospace and defense solutions, and the company’s groundbreaking work in autonomous systems is unlocking new possibilities in areas like farming, national defense, and scientific research. Since 1956, Raven has designed, produced, and delivered exceptional solutions, earning the company a reputation for innovation, product quality, and unmatched service. For more information, visit https://ravenind.com.

Additional Information and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In connection with the proposed transaction, Raven Industries, Inc. (“Raven”) will file a proxy statement on Schedule 14A with the Securities and Exchange Commission (“SEC”), as well as other relevant materials regarding the transaction. Following the filing of the definitive proxy statement, Raven will mail the definitive proxy statement and a proxy card to its shareholders in connection with the transaction. INVESTORS AND SECURITY HOLDERS OF RAVEN ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CNH INDUSTRIAL N.V. (“CNH INDUSTRIAL”), RAVEN, THE TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filings containing information about CNH Industrial and Raven, without charge, at the SEC’s website, http://www.sec.gov, and Raven stockholders will receive information at an appropriate time on how to obtain transaction-related documents free of charge from Raven.

Participants in Solicitation

Raven and its directors and executive officers, and CNH Industrial and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Raven is set forth in the proxy statement for Raven’s 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 9, 2021. Information about the directors and executive officers of CNH Industrial is set forth in CNH Industrial’s annual report on Form 20-F for the year ended December 31, 2020, which was filed with the SEC on March 3, 2021. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the proposed transaction when it becomes available.

Cautionary Language Concerning Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between CNH Industrial and Raven, including statements regarding the benefits of the transaction, the anticipated timing of the transaction, plans, objectives, expectations and intentions of the parties with respect to the transaction, CNH Industrial’s, Raven’s and/or the combined group’s estimated or anticipated future business, performance and results of operations and financial condition, and other statements that are not historical facts. These statements may include terms such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, or similar terms. Forward-looking statements are not guarantees of future performance. Rather, they are based on CNH Industrial’s and Raven’s current state of knowledge, expectations and projections about future events and are by their nature, subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future and, as such, persons reading this communication are cautioned not to place undue reliance on them.

These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that Raven stockholders may not approve the transaction; the failure to obtain necessary regulatory approvals or that such approvals will subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; adverse effects on CNH Industrial’s or Raven’s operating results because of a failure to complete the proposed transaction; the failure to realize the expected benefits and synergies of the pending acquisition; the failure to successfully and effectively integrate Raven’s businesses; significant transaction costs and/or unknown or inestimable liabilities; risks related to potential litigation associated with the proposed transaction; risks related to financial community and rating agency perceptions of each of CNH Industrial and Raven and its business, operations, financial condition and the industry in which it operates; risks related to the disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; effects of the announcement, pendency or completion of the proposed transaction on the ability of CNH Industrial or Raven to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; general economic and business conditions that affect the combined companies following the consummation of the pending acquisition, including the significant economic uncertainty and volatility caused by COVID 19; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; development and use of new technologies and technological difficulties; and other similar risk and uncertainties and the success of CNH Industrial and Raven in managing the risks and uncertainties involved in the foregoing. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

Any forward-looking statements contained in this document speak only as of the date hereof and CNH Industrial and Raven disclaim any obligation to update or revise any forward-looking statements. Further information concerning CNH Industrial and Raven and their respective businesses, including additional risks and uncertainties, are included in CNH Industrial’s reports and filings with the SEC, the Autoriteit Financiële Markten and Commissione Nazionale per le Società e la Borsa and Raven’s reports and filings with the SEC.

Media Contacts:

CNH Industrial

Email: mediarelations@cnhind.com

Richard Gadeselli, Tel: +44 207 7660 346

Francesco Polsinelli, Tel: +39 335 1776091

Rebecca Fabian, Tel: +1 312 515 2249

Raven Industries

Email: media@ravenind.com

Margaret Carmody, +1 605 336 2750

Investor Relations

CNH Industrial

Email: investor.relations@cnhind.com

Federico Donati, Tel: +44 207 7660 386

Noah Weiss, Tel: +1 630 887 3745

Raven Industries

Email: irinfo@ravenind.com

Jared Stearns, Tel: +1 605 336 2750